EXHIBIT 10.3

SOUTHERN CALIFORNIA EDISON COMPANY

EXECUTIVE RETIREMENT PLAN

AMENDMENT 2005-1

Section 3.02(a)(iv) of the Executive Retirement Plan is to be deleted effective immediately. Sections 3.02(b) and (c) of the Executive Retirement Plan are proposed to be amended to read as follows effective immediately:

“(b) Senior Officers are eligible for all three benefit features. Other participants are eligible for Benefit Features (i) and (ii) only.

(c) Participants in the Plan on December 31, 1994, and Senior Officers as of December 13, 2005, are eligible for all three Benefit Features as long as they remain eligible to participate in the plan, and they are also eligible for an additional 0.75% benefit accrual over that provided by the Qualified Plan for each Year of Service up to ten Years of Service (Plan eligibility during those year is not required), unless they were participants in the Plan on December 31, 1992 and did not elect to participate in the Executive Disability and Survivor Benefit Program, in which case they are not eligible for the additional 0.75% accrual.”